                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT, dated as of March 1, 1995, between Ticketmaster Corporation, an Illinois corporation (the "Company"), and Judy A. Black ("Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company is desirous of employing Executive, and Executive is desirous of being employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

         (a)  "BASE SALARY AMOUNT" shall mean $250,000.

         (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         (c)  "CAUSE" shall have the meaning ascribed to that term in
     Section 7.

         (d) "CONTRACT YEAR" shall mean each year during the term hereof commencing on March 1, 1995 and ending on the last day of each February immediately thereafter.

         (e)  "CUSTOMER" shall have the meaning ascribed to that term in
     Section 9(d).

         (f) "PROPRIETARY INFORMATION OF THE COMPANY" shall have the meaning ascribed to that term in Section 10(a).

     2. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein.

     3. TERM OF EMPLOYMENT. The term of employment hereunder shall commence as of March 1, 1995 and end on the close of business on February 28, 1998, subject to early termination as herein provided.

     4. POSITION AND DUTIES. Executive shall serve as the Senior Vice President - Governmental Affairs of the Company. She shall report directly to the Company's Chief Executive Officer and liaise with the Company's General Counsel. Subject to the authority of the Board of Directors and the Chief Executive Officer of the Company, the Executive shall have all of the powers and duties incident to the office of Senior Vice President and such other powers and duties as may from time to time be prescribed by the Board of Directors or the Chief Executive Officer of the Company; provided, however, that (a) Executive's duties shall relate directly to the field of state and federal government affairs and public relations commensurate with Executive's level of experience and (b) Executive shall be officed in the District of Columbia, the City of Alexandria, Virginia or such other location as shall be mutually agreed upon by Executive and the Company. Executive agrees to serve without further compensation, if elected or appointed thereto, as an officer of any of the Company's domestic and foreign subsidiaries and affiliates. During Executive's employment by the Company, she will be entitled to indemnification as an officer of the Company (and, if so elected, as an officer of any of the Company's domestic and foreign subsidiaries or affiliates) in the manner provided by the Illinois Business Corporation Act of 1983, as amended, and the Company's Articles of Incorporation and By-Laws.

     5. EXCLUSIVE DUTIES. During Executive's employment by the Company, Executive shall devote her entire working time, attention and energies to the business of the Company. Executive may, if approved by the Chief Executive Officer of the Company, accept appointment to and serve as a member of the board of directors of other (non-public) corporations not in competition with the Company; provided, however, that such service shall not unreasonably interfere with Executive's performance of her duties to the Company hereunder.

     6.  COMPENSATION AND OTHER BENEFITS.

         (a) BASE SALARY. During each Contract Year of the term hereof, the Company shall pay to Executive the Base Salary Amount. The Base Salary Amount shall be paid to Executive in accordance with the Company's regular payroll practices with respect to senior management compensation.

         In the event that Executive shall become disabled as a result of bodily injury or physical or mental illness (whether or not occupational) to such extent that in the sole opinion of the Board of Directors, based upon competent medical advice, she can no longer perform the duties of Senior Vice President of the Company for a period of 120 days or more during any consecutive twelve (12) month period (a "Disability"), the Company shall only be obligated to continue to pay the Base Salary Amount to Executive for the 120-day period immediately following the date of Disability (the "Disability Period"). The right to receive salary payments during the Disability Period, if applicable, shall survive any termination of employment by virtue of Disability pursuant to Section 7.

         (b) ANNUAL PERFORMANCE BONUSES. During each Contract Year, the Company shall pay Executive such annual performance bonus as determined by the Chief Executive Officer, in his sole discretion.

         (c) EXPENSES. Executive shall be entitled to receive prompt reimbursement from the Company for all documented business expenses incurred by her in the performance of her duties hereunder, provided that Executive properly accounts therefor in accordance with the Company's reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably requested by the Company. While traveling on Company business, Executive shall be entitled to transportation and accommodations consistent with other senior executives of the Company.

         (d) FRINGE BENEFITS. During the term hereof, Executive shall be entitled to receive the following benefits at Company's expense: (i) participation in the Company's standard medical, dental, life and disability insurance plans (in accordance with the terms of said plans),
     (ii) participation in the Company's ExecuCare insurance plan consistent with participation in said plan by other senior management of the Company, and (iii) participation in the Company's IRS Section 401(k) plan (in accordance with the terms of said plan). Additionally, during the term hereof, Executive shall be entitled to receive an automobile allowance in the amount of $12,000 per year, payable monthly, in advance.

         (e) VACATIONS. During the term hereof, Executive shall be entitled to sick leave and paid holidays consistent with the Company's sick leave and holiday policy for senior management and up to three weeks paid vacation during each Contract Year (or such other vacation time as is consistent with the Company's policy for senior management).

         (f) STOCK OPTIONS. In the event that the Company shall issue its common stock in an initial public offering during the term hereof, then Executive shall be entitled to receive such stock options to purchase said common stock in such amounts and at such values as are determined by the Chief Executive Officer of the Company, in his sole discretion, taking into account the amount of time Executive has been an employee of the Company.

     7.  TERMINATION.

         (a) The Company or Executive may terminate the employment of Executive hereunder upon the occurrence of a Disability (as defined in Section 6(a)) for a period of no less than 120 days during any consecutive twelve-month period. The Company may also terminate the employment of Executive hereunder upon Executive's death or for Cause. For purposes hereof, "Cause" shall mean (i) fraud, theft, misappropriation of funds or conviction of a felony, (ii) Executive's engagement in illegal conduct tending to place

Executive or the Company in disrepute, (iii) dereliction or gross misconduct in Executive's performance of her duties as an employee of the Company or the failure of Executive to perform his duties in a manner consistent with the instructions of the Board of Directors or the Chief Executive Officer of the Company or (iv) violation by Executive of any of her material covenants contained in this Agreement, including, without limitation, Section 9. Notwithstanding the foregoing, before the Company may terminate the employment of Executive for Cause, the Company shall deliver to Executive not less than ten business days prior written notice of the Company's intention to terminate Executive's employment together with a statement of the basis for such termination, and Executive shall be afforded (i) an opportunity to respond to the Company during such ten-business day period and (ii) in the event that the basis for such termination is clause (iii) or (iv) above, and the situation resulting in the Company's determination to terminate for cause is non-repetitive in nature, the right to remedy such situation so that such termination is no longer effective. Upon the termination of Executive's employment for any reason, Executive shall be entitled to receive all compensation for the then current Contract Year through the date of such termination plus all accrued but unreimbursed expenses. In addition, upon the termination of Executive's employment for any reason other than for or by virtue of Cause, death, disability or Executive's voluntary termination of employment, the Company shall continue to be responsible for the payment of the Base Salary Amount for the remainder of the term hereof; provided, however, that any compensation that Executive may receive during this period shall reduce any amounts owing to Executive by Company hereunder. Termination of Executive's employment for any reason whatsoever shall not affect Executive's ability to exercise stock options, if any, that have vested prior to the date of termination.

     (b) Executive may voluntarily terminate her employment solely in the event she accepts employment with the United States Government. In such event, she shall provide the Company with reasonable notice of such occurrence (and the potential for such occurrence) and shall reasonably assist the Company in any transition to fulfill her prior position and/or duties. In the event Executive exercises her rights under this Section 7(b), notwithstanding anything to the contrary above, she will not be entitled to any of the benefits set forth in Section 7(a) above.

     8. DEVELOPMENTAL RIGHTS. Executive agrees that any developments by way of invention, design, copyright, trademark or other matters which may be written, developed, or perfected by her during the term hereof, and which relate to the business of the Company or its subsidiaries or affiliates, shall be the property of the Company without any interest therein by Executive, and she will, at the request and expense of the Company, apply for and prosecute letters patent thereon in the United States or in foreign countries, and any renewals thereof, if the Company so requests, and will assign and transfer the same to the Company together with any letters patent, copyrights, trademarks or other ownership rights therein or applications therefor or renewals thereof and any revenues or rights to revenues arising therefrom; provided, however, that the foregoing shall not apply to an invention that Executive develops entirely on her own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

         (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

         (b)  result from any work performed by Executive for the Company.

     9. CONFIDENTIALITY. Executive shall not at any time (during or for a period of sixty (60) months after termination of employment) disclose (except as may be required by law) or use, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, any Proprietary Information of the Company. "Proprietary Information of the Company" means all information known or intended to be know only to employees of the Company or any of its subsidiaries or affiliates in a confidential relationship with the Company or any of its subsidiaries or affiliates relating to technical matters pertaining to the business of the Company or any of its subsidiaries or affiliates, but shall not include any information within the public domain. Executive agrees not to remove any documents, records or other information from the premises of the Company or any of its subsidiaries or affiliates containing any such proprietary information, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, and acknowledges that such documents, records and other information are the exclusive property of the Company or its subsidiaries or affiliates. Upon termination of Executive's employment, Executive shall immediately return all Proprietary Information of the Company and all copies thereof to the Company.

     10. GENERAL PROVISIONS.

         (a) EXPENSES. All costs and expenses incurred by either of the parties in connection with this Agreement and any transactions contemplated hereby shall be paid by that party.

         (b) NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(b)):

                        (i)  If to the Company:

                             Ticketmaster Corporation
                             3701 Wilshire Boulevard
                             7th Floor
                             Los Angeles, California 90010
                             Attention: Chief Executive Officer
                             Telecopy No.: (213) 382-1146

                             With a copy to:

                             Neal Gerber & Eisenberg
                             Two North La Salle Street
                             Suite 2200
                             Chicago, Illinois 60602
                             Attention: Charles Evans Gerber
                             Telecopy No.: (312) 269-1747

                        (ii) If to Executive:

                             Judy A. Black
                             208 Virginia Avenue
                             Alexandria, VA 22302

                             With a copy to:

                             Joel L. Dahnke
                             Mayes & Valentine
                             110 S. Union Street
                             Alexandria, VA 22314

         (c) HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (d) SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors and personal or legal representatives. If Executive is domiciled in a community property state or a state that has adopted the Uniform Marital Property Act or equivalent or if Executive is domiciled in a state that grants to her spouse any other marital rights in Executive's assets (including, without limitation, dower rights or a right to elect against Executive's will or to claim a forced share of Executive's estate), this Agreement shall also inure to the benefit of, and shall also be binding upon, her spouse. If Executive should die while any amounts would still be payable to her hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's designee or, if there be no such designee, to Executive's heirs, devisees, legatees or executors or administrators of Executive's estate, as appropriate.

         (e) SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Company and the Executive with respect to the subject matter hereof and thereof.

         (g) ASSIGNMENT. This Agreement and the rights and duties hereunder are not assignable by Executive. This Agreement and the rights and duties hereunder may not be assigned by the Company without the express written consent of Executive (which consent may be granted or withheld in the sole discretion of Executive), except that such consent shall not be required in order for the Company to assign this Agreement or the rights or duties hereunder to an affiliate of the Company or to a third party in connection with the merger or consolidation of the Company with, or the sale of all or substantially all of the assets or business of the Company to, that third party.

         (h) AMENDMENT; WAIVER. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Company and Executive. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

         (i) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, applicable to contracts executed in and to be performed entirely within that state.

         (j) JURISDICTION AND VENUE. The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of California. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to Section 10(b) of this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of California is an inconvenient forum or an improper forum based on lack of venue.

         (k) EQUITABLE RELIEF. Executive acknowledges that the covenants contained in Section 9 are reasonable and necessary to protect the legitimate interests of the Company, that in the absence of such covenants the Company would not have entered into this Agreement, that any breach or threatened breach of such covenants will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that the Company, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from any breach or threatened breach of such convenants.

         (l) ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         (m) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original while all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date and year first written above.

                                  TICKETMASTER CORPORATION


                                  By: /s/
                                     -------------------------------------
                                  Title: S.V.P.
                                        ----------------------------------

                                  /s/Judy A. Black
                                  ----------------------------------------
                                  JUDY A. BLACK